Exhibit 10.3.3

AMENDMENT TO LIMITED WAIVER TO OMNIBUS AGREEMENT
This Amendment to Limited Waiver to Omnibus Agreement (this “Amendment”), dated February 7, 2019 (the “Amendment Date”), is by and among Noble Energy, Inc., a Delaware corporation (“Noble”), Noble Energy Services, Inc., a Delaware corporation (“NESI”), NBL Midstream, LLC, a Delaware limited liability company (“NBL Midstream”), Noble Midstream Services, LLC, a Delaware limited liability company (“OpCo”), Noble Midstream GP LLC, a Delaware limited liability company (the “General Partner”), and Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership” and, together with Noble, NESI, NBL Midstream, OpCo and the General Partner, the “Parties” and each a “Party”).
WHEREAS, the Parties are parties to that certain Omnibus Agreement dated as of September 20, 2016 (the “Omnibus Agreement”);
WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Omnibus Agreement;
WHEREAS, on February 14, 2017 (the “Original Effective Date”) the Parties entered into that certain Limited Waiver to Omnibus Agreement (the “Original Waiver”) whereby, among other matters, the Parties agreed that as part of the consideration for the Partnership’s express limited waiver of any ROFR it may have or obtain after the Original Effective Date solely with respect to the provision of any of the Proposed Services on any leasehold acreage thereafter acquired by a Noble Energy Group Member within the Proposed Services Acreage as described in Section 1(a)(ii) of the Original Waiver (the “ROFR Limited Waiver”), Noble would or would cause its appropriate Subsidiaries to, within 30 days of a request by the Partnership (and in no event later than December 31, 2017), execute and deliver to the Partnership a dedicated crude oil transportation services agreement that establishes the dedication area as the CWEI Acreage (or a larger area that is mutually agreeable);
WHEREAS, as of the Amendment Date, Noble has not entered into such Second Oil Transportation Agreement;
WHEREAS, Section 8(b)(ii) of the Original Waiver provides that if the Services Contract is effective, but one or more of the documents required by Section 1(b) of the Original Waiver have failed to become effective within 30 business days of the applicable due date, then the Parties shall negotiate in good faith an amendment to the Original Waiver or other arrangement to preserve the relative economics negotiated thereby;
WHEREAS, the Board of Directors of the General Partner (the “Board”) previously determined that potential conflicts may exist between the interests of the General Partner or any of its Affiliates (as such term is defined in the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 20, 2016 (the “Partnership Agreement”)) (including Noble), on the one hand, and the interests of the Partnership, any Group Member or any Partner (as such terms are defined in the Partnership Agreement), on the other hand, in connection with this Amendment (the “Potential Conflicts”);

WHEREAS, in light of the Potential Conflicts, the Board previously determined, in the good faith exercise of its reasonable business judgment, that it is appropriate, advisable, and in the best interests of the Partnership to authorize the Conflicts Committee of the Board (the “Conflicts Committee”) to, among other things, review, evaluate and negotiate this Amendment for the purpose of determining whether or not to grant “Special Approval” as provided by Section 7.9(b) of the Partnership Agreement;
WHEREAS, after an evaluation of this Amendment, the Conflicts Committee has (i) determined in good faith that this Amendment is not adverse to the interests of the Partnership, (ii) unanimously approved this Amendment, such approval constituting “Special Approval” for purposes of the Partnership Agreement, and (iii) unanimously recommended that the Board (A) approve this Amendment and (B) cause the Partnership or its designee(s) to enter into this Amendment;

WHEREAS, subsequently, the Board approved this Amendment; and
WHEREAS, in accordance with the foregoing, the Parties desire to amend the Original Waiver to modify the terms previously contemplated in connection with the Second Oil Transportation Agreement to be delivered by Noble or its Subsidiaries with respect to the CWEI Acreage in exchange for part of the consideration previously granted, specifically the ROFR Limited Waiver;
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Waiver is hereby amended as follows:
Section 1.    Amendment to the Original Waiver. Clause (ii)(B) of Section 1(b) of the Original Waiver is amended and restated in its entirety as follows:
“(B) On or before February 8, 2019, Noble will (or will cause the relevant Noble Energy Group Member to) execute and deliver to the Partnership (by and through Dos Rios DevCo LLC, a Delaware limited liability company) an oil transportation agreement (the “Second Oil Transportation Agreement”) (1) in substantially the form attached as Exhibit A, (2) that establishes a fee of no less than $0.75 / Bbl for transportation to a location that is within 85 miles of the Noble Energy Group’s core Permian position, and (3) that establishes the dedication area as the CWEI Acreage (or a larger area that is mutually agreeable to the parties to the Second Oil Transportation Agreement). If the parties to the Second Oil Transportation Agreement agree to establish additional delivery points for transportation to a location that is within 135 miles of the Noble Energy Group’s core Permian position, then the fee for this movement shall be at least $1.00 / Bbl. Following execution, the Second Oil Transportation Agreement may be assigned by Dos Rios DevCo LLC to Dos Rios Delaware Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Dos Rios DevCo LLC, and thereafter may be assigned by Dos Rios Delaware Holdings LLC to Delaware Crossing LLC, a Delaware limited liability company 50% owned by Dos Rios Delaware Holdings, LLC, and thereafter may be assigned by Delaware Crossing LLC to an Affiliate who will be the carrier under the Second Oil Transportation Agreement.

If between December 31, 2017 and the Amendment Date, any Noble Energy Group Member transported crude oil produced from CWEI Acreage as a spot shipper on the pipeline that is the subject of the Initial Oil Transportation Arrangements (the “JV Pipeline”) and the Partnership reimbursed such Noble Energy Group Member for (x) with respect to oil transported to Crane, Texas, the difference between the rate actually paid by such Noble Energy Group Member on the JV Pipeline and $0.75 / Bbl, or (y) with respect to oil transported to Midland, Texas, the difference between the rate actually paid by such Noble Energy Group Member on the JV Pipeline plus the rate actually paid by such Noble Energy Group Member on the Plains pipeline to Midland and $1.00 / Bbl, then, in each case, such Noble Energy Group Member shall reimburse the Partnership for all such amounts.”

Section 2.    General Provisions.
(a)    Modifications. No amendments or modifications of this Amendment shall be valid unless such amendments or modifications are executed by all Parties.
(b)    Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document and shall be construed together and shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or in portable document format (.pdf) or similar electronic format shall be effective as delivery of a manually executed counterpart hereof.
(c)    Governing Law. The provisions of Section 6.2 of the Omnibus Agreement are incorporated herein by reference mutatis mutandis.
(d)    Severability. If any provision of this Amendment shall be held invalid or unenforceable by a Governmental Authority of competent jurisdiction, the remainder of this Amendment shall remain in full force and effect.
(e)    Ratification of the Original Waiver. Except as amended by this Amendment, all other terms of the Original Waiver shall continue in full force and effect, remain unchanged and are hereby ratified and confirmed in all respects.
[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Amendment to be executed as of the date first set forth above.
NOBLE ENERGY, INC.

By:/s/ T. Hodge Walker
Name: T. Hodge Walker
Title: Senior Vice President

NOBLE ENERGY SERVICES, INC.

By: /s/ Robert B. Marlatt
Name: Robert B. Marlatt
Title: President

NBL MIDSTREAM, LLC

By: /s/ T. Hodge Walker
Name: T. Hodge Walker
Title: Vice President

NOBLE MIDSTREAM SERVICES, LLC

By: /s/ John Nicholson
Name: John Nicholson
Title: Chief Operating Officer

NOBLE MIDSTREAM PARTNERS LP
By: Noble Midstream GP LLC, its general partner
By:/s/ John F. Bookout IV
Name: John F. Bookout IV
Title: Chief Financial Officer

NOBLE MIDSTREAM GP LLC

By: /s/ John F. Bookout IV
Name: John F. Bookout IV
Title: Chief Financial Officer